NON‑QUALIFIED STOCK OPTION AGREEMENT

(Director Option)

THIS AGREEMENT, dated _________, ______, is made by and between PriceSmart, Inc., a Delaware corporation (the "Company"), and ___________________ (the "Optionee").

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I - DEFINITIONS

All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the 2002 Equity Participation Plan of PriceSmart, Inc. (the "Plan"), which is incorporated herein by this reference. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

ARTICLE II - GRANT OF OPTION

Section 2.1 ‑ Grant of Option

In consideration of the Optionee's agreement to serve as an Independent Director of the Company and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of _______ shares of its $.0001 par value Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 ‑ Purchase Price

The purchase price of the shares of stock covered by the option to purchase Common Stock of the Company granted under this Agreement (the "Option") shall be $_____ per share without commission or other charge.

Section 2.3 ‑ Consideration to Company

In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company for a period of at least six months from the date this Option is granted (or such lesser period as may be selected by the Company). Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue as a director of the Company, or shall interfere with or restrict in any way the rights of the Company or its stockholders with respect to the tenure of Optionee as a director of the Company.

Section 2.4 ‑ Adjustments in Option

The Committee shall make adjustments with respect to the Option in accordance with the provisions of Section 12.3 of the Plan.

ARTICLE III - PERIOD OF EXERCISABILITY

Section 3.1 ‑ Commencement of Exercisability

(a)    Subject to subsection (b) and Section 12.4 of the Plan, the Option shall become exercisable in installments as follows:

Vesting Date    Number of Shares

(b)    Upon (i) Termination of Directorship or (ii) a termination of the Option pursuant to Section 3.3(f) (either such event, a "Termination"), then in addition to the shares which are exercisable pursuant to clause (a) above, additional shares covered by the Option shall become exercisable in accordance with the following formula: the shares which would become exercisable on the next anniversary date of the Option multiplied by a fraction the numerator of which shall be the number of days from the previous vesting date pursuant to clause (a) above to the date of such Termination and the denominator of which shall be 365 days.

(c)    Except as provided in clause (b) above, no portion of the Option which is unexercisable at Termination of Directorship shall thereafter become exercisable.

Section 3.2 ‑ Duration of Exercisability

The installments provided for in Section 3.1(a) and (b) are cumulative. Each such installment which becomes exercisable until it becomes unexercisable pursuant to Section 3.1(a) and (b) shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3 ‑ Expiration of Option

The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)    The expiration of six (6) years from the date the Option was granted; or

(b)    The time of the Optionee's Termination of Directorship if the Termination of Directorship is for cause (as determined in the sole judgment of the Committee); or

(c)    The expiration of ninety (90) days from the date the Optionee's Termination of Directorship for any reason other than death, disability or termination for cause, unless the Optionee dies within said ninety-day period; or

(d)    The expiration of one (1) year from the date of the Optionee's Termination of Directorship by reason of his disability (within the meaning of Section 22(e)(3) of the Code); or

(e)    The expiration of one (1) year from the date of the Optionee's death.

ARTICLE IV - EXERCISE OF OPTION

Section 4.1 ‑ Person Eligible to Exercise

During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2 ‑ Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than one hundred (100) shares (or the minimum installment set forth in Section 3.1(a), if a smaller number of shares) and shall be for whole shares only.

Section 4.3 ‑ Manner of Exercise

The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or his office or designee of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

(a)    A written notice complying with the appli-cable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

(b)    Full cash payment to the Secretary of the Company for the shares with respect to which such Option or portion is exercised. However, the Committee may in its discretion:

(i)    allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised;

(ii)    allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Optionee for at least six months and one day, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;

(iii)    allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;

(iv)    allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price;

(v)        allow payment, in whole or in part, through the delivery of a promissory note bearing a market rate of interest (which rate shall be no less than such rate as shall then preclude the imputation of interest under the Code); or

(vi)    allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv) and (v).

(c)    Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; provided that, with the consent of the Committee, (i) shares of the Company's Common Stock owned by the Optionee for at least six months and one day, duly endorsed for transfer, with a Fair Market Value on the date of delivery equal to the sums required to be withheld, or (ii) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option with a Fair Market Value on the date of exercise of the Option or any portion thereof equal to the statutory minimum sums required to be withheld, may be used to make all or part of such payment;

(a)In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

(b)Such other representations and documents as the Committee may require pursuant to the Plan.

Section 4.4 ‑ Conditions to Issuance of Stock Certificates

The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions required or permitted pursuant to the Plan.

ARTICLE V - OTHER PROVISIONS

Section 5.1 ‑ Option Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Section 5.2 ‑ Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.2. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service; provided, however, that any notice to be given by the Optionee relating to the exercise of the Option or any portion thereof shall be deemed duly given upon receipt by the Secretary of the Company or his office.

Section 5.3 ‑ Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.4 ‑ Construction

This Agreement is subject to all the terms and provisions of the Plan, and shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

Section 5.5 - Conformity to Securities Laws

The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.6 - Arbitration

The Optionee and the Company agree that in the event of any dispute between the Optionee and the Company, the dispute shall be resolved by binding arbitration in San Diego, California, under the Commercial Rules of the American Arbitration Association.

Section 5.7 - Amendments

This Agreement and the Plan may be amended without the consent of the Optionee provided that such amendment would not impair any rights of the Optionee under this Agreement. No amendment of this Agreement shall, without the consent of the Optionee, impair any rights of the Optionee under this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

PRICESMART, INC.

By:
Name:    Robert M. Gans
Title:    Executive Vice President

Optionee's Address:

Optionee's Social Security Number: